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                                                                   Exhibit 10.28

               PLANET DIRECT INTERNET SERVICE PROVIDER AGREEMENT
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     This Agreement is made between PLANET DIRECT CORPORATION ("PDC") with offices at 100 Brickstone Square, Andover, Massachusetts 01810 and Voyager Information Networks, Inc. (the "ISP"), with offices at 4660 S. Hagadorn Rd., Suite 320 East Lansing, MI and is made on this 17th day of March, 1997 ("Effective Date"). All capitalized terms have the meanings set forth herein. In consideration of the agreements and representations contained herein, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS.

     1.1  "PD Service"  means PDC's entire present and future interactive
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communication and information service consisting of existing and future software products, services, and electronic and digital technologies and systems created in any and all forms by PDC (and/or others and licensed or otherwise provided to PDC) which are distributed, delivered or otherwise transmitted or made available electronically to users to be used by such users, including, without limitation, any and all documentation (all materials describing the programming, design, and use of any software included in the PD Service) accompanying such products, services, technologies and systems, any revisions, upgrades, enhancements, maintenance or new releases, new versions and/or add-ons to such products, services, technologies and systems, and original equipment manufacturer (OEM) versions of such products, services, technologies and systems.

     1.2  "ISP/PD URL" means the URL http:// Voyager.planetdirect.com
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     1.3  "Registered Members" means subscribers (customers of ISP) and any
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other end users who register for the PD Service through the ISP/PD URL.

2.   RIGHTS GRANTED.

     2.1  Name Exclusivity/License.  The ISP will have the exclusive right to be
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associated with the ISP/PD URL and is given the non-exclusive and non-
transferable license to provide access to the PD Service to Registered Members through the ISP/PD URL.

     2.2  Co-Branding.  PDC will brand and advertise the PD Service.  This
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promotional activity will include cobranding the PD Service with the ISP.  The
ISP will be included in these promotions as deemed appropriate by mutual parties.

     2.3  Trademarks.  PDC shall have the right to use and publish in connection
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with the PC Service any present or future trade name or trademark or service mark of the ISP in connection with its Internet access service for purposes of cobranding the PD Service with the ISP, provided that all marks are so indicated by appropriate symbol or designation and attributed to the ISP.
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     2.4  Promotional Links.  On the page represented by the ISP/PD URL, there
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will be an area specified by PDC which will contain links for the ISP's use.

     2.5  Complementary ISP Account.  The ISP will provide PDC with a
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complementary ISP dial-up account, which account will remain functional during the Term of this Agreement. This account will enable PDC to monitor PD Service page loading performance and to assist in other trouble-shooting matters.

3. DELIVERY/INFRASTRUCTURE. PDC will make the PD Service available for access by the Registered Members by way of the Internet access service regularly maintained by the ISP for its subscribers. The PD Service will be served from computer servers operated and maintained by PDC or its designee. PDC shall retain complete control over pricing, presentation, updates and expansions of the entire PD Service, as well as the placement of advertising within the PD Service. The PD Service shall be owned exclusively by PDC, and PDC shall own all compilation copyrights with respect to the PD Service (to the extent not copyrightable by a third party) and other content created by or for PDC as part of the PD Service.

4. MARKETING/PROMOTION. The ISP agrees, at its expense, to use its best efforts to maximize use of the PD Service by its subscribers, prospective subscribers, and the Registered Members. These efforts will include, but not be limited to, promotional activities such as on-line advertising, print advertising, and newsletters. In addition, the marketing activities of the ISP will include the following:

     4.1  Entry Link.  Within (TBD) days of the effective Date of this
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Agreement, the ISP will create a prominent link (the "Entry Link") on the ISP's homepage, represented by the URL http://www.yoyager.net, to the page represented by the ISP/PD URL. PDC will provide ISP the graphics file to be placed in the Entry Link area. The dimensions of such link shall be at least 125x125 pixels. The ISP shall place this link so that it will appear without scrolling. The ISP will update the graphics file upon PDC forwarding a new or revised graphics file to the ISP.

     4.2  E-mail Communication.  The ISP will send out two (2) promotional e-
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mails, provided by PDC, to the ISP's subscribers.  The first e-mail will be sent out within one week of the placement of the Entry Link, and the second e-mail will be sent out within four (4) weeks of the first e-mail. These e-mails will encourage the subscribers to register for and try out the PD Service. Through the use of e-mails and other promotional activities throughout the Term of the agreement, the ISP will continue to (a) encourage the ISP's subscribers to register and try out the PD Service and (b) stimulate incremental usage of the PD Service by the Registered Members.

     4.3  Default Browser Start Page.  The ISP will encourage all subscribers to
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establish the page represented by the ISP/PD URL as their browser start page.

5. TECHNICAL AND ADMINISTRATIVE SUPPORT. PDC will provide training materials to ISP personnel on the PD Service which will enable the ISP to provide ongoing assistance to Registered Members with regard to technical, administrative and service-oriented

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issues relating to (a) access to the PD Service and (b) the utilization and/or maintenance of the PD Service. PDC will provide "second level" support to the ISP for customer support issues related to the PD Service that ISP personnel are unable to resolve.

6.   SALES OF ADVERTISEMENTS.

     6.1  Advertisements Sold by PDC.  Related to all banner advertisements that
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are sold by PDC and served by PDC (or PDC's designee) to the ISP's Registered
Members, the ISP will receive a fee equal to 17% of the revenue per impression received by PDC.

     6.2  Advertisements Serving.  PDC has engaged a separate company to perform
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activities relating to the ad reservation system, the ad serving process, and log generation of ad serving data.

7. REMUNERATION. Any remuneration due hereunder shall be paid on a monthly basis and within 45 days following the end of each month. On an annual basis, PDC will have an independent auditor perform procedures related to the internal controls and procedures used by PDC to calculate the remuneration to ISPs that are under contract with PDC.

8. GENERAL WARRANTIES. The parties represent and warrant at all times and for the benefit of each party that (a) each party has full power and authority to enter into this Agreement and to convey the rights granted hereunder; (b) each party will perform all of its obligations under this Agreement.

9. INDEMNIFICATION. PDC has developed a "User Agreement" for users who register for the PD Service. Such User Agreement includes a provision that states that, if the user performs any prohibited activities (as defined in the User Agreement), the user will indemnify and hold harmless PDC and the ISPs that are under contract with PDC from any claims by third parties relating to such prohibited activities. In addition, PDC and ISP agree to indemnify, defend, and hold harmless the other party, and its successors, officers, directors, employees, agents and assigns, from and against any and all expenses and costs, including reasonable attorney's fees, arising out of any causes of action, claims or demands in connection with any claim which relates to the warranties, representations, and covenants made by such party to the other party, as set forth herein. If either party requests indemnification pursuant to this section, it will (a) give prompt written notice to the party from which indemnification is requested; (b) give that party the opportunity to control the defense of the action or claim, as well the opportunity to assign counsel in said defense; and (c) cooperate fully in said defense.

10.  LIMITATION OF DIRECT LIABILITY.   SECTIONS 8 AND 9 CONTAIN THE ONLY
WARRANTIES MADE BY ISP AND PDC. ANY AND ALL OTHER WARRANTIES OF ANY KIND WHATSOEVER ARE EXPRESSLY EXCLUDED AND DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EACH PARTY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER AS

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TO THE PD SERVICE (WHICH IS PROVIDED HEREUNDER "AS IS") OR THE TECHNOLOGY
DEPLOYED IN CONNECTION THEREWITH. TO THE EXTENT PERMITTED BY LAW, AND WITH THE EXCEPTION OF SECTION 9 ABOVE, NEITHER PARTY IS LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, ECONOMIC OR PUNITIVE DAMAGES INCURRED BY THE OTHER PARTY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. DURATION/TERMINATION. This Agreement will be in effect for one year following the Effective Date (the "Initial Term") and shall be automatically extended for additional periods of one year each. Either party may terminate this Agreement, for any reason, by giving the other party 60 days notice, naming the termination date. As used herein, the "Term" means the Initial Term and any such extensions up to the date of termination as set forth in the termination notice.

12. CONFIDENTIALITY. Each party undertakes to retain in confidence (a) the terms and conditions of this Agreement and (b) all non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential or, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential (collectively, "Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business or, in confidence, to its investors or potential investors. Each party agrees to use best efforts to protect Confidential Information, with precautions that are at least as great as those taken to protect its own confidential information. A party's disclosure of Confidential Information as required by governmental or judicial order is not prohibited by this Agreement, provided that the disclosing party gives the other party prompt notice of such order and assists in the procurement of an appropriate protective order (or equivalent) imposed on such disclosure. Nothing contained herein limits either party's right to develop products independently without the use of the other party's Confidential Information. To the extent not inconsistent with this section, any non-disclosure agreement(s) entered into between the parties prior to this Agreement are deemed incorporated herein by this reference.

13.  MISCELLANEOUS.

     13.1  No Inadvertent Waiver.  No waiver of any breach of any provision of
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this Agreement constitutes a waiver of any prior concurrent or subsequent breach of the same or any other provisions, and will not be effective unless made in writing and signed by an authorized representative of the waiving party.

     13.2  Force Majeure.  Neither party is liable for, and will not be
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considered in default or breach of this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence.

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     13.3   Governing Law.  This Agreement is governed by the laws of
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Massachusetts.  The parties agree to submit to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purpose of interpreting and enforcing any of the provisions of this Agreement.

     13.4   Assignment.  Neither this Agreement nor any interest herein may be
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assigned in whole or in part by either party, without the prior written consent of the other party, which shall not be unreasonably withheld.

     13.5   Entire Agreement.  This Agreement, along with any Schedule attached
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hereto, embodies the entire agreement between the parties and supersedes all previous and contemporaneous agreements, understandings and arrangement with respect to the subject matter hereof, whether oral or written, and may be amended only by a written instrument duly signed by authorized representatives of ISP and PDC.

     13.6   Specific Performance.  In the event of any breach of this Agreement,
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each party agrees that the nondefaulting party will not have an adequate remedy at law and, in addition to any other available remedies, shall be entitled to an injunction restricting the defaulting party from committing or continuing any violation of this Agreement and requiring specific performance of all terms and conditions hereof.

     13.7   Survival.  Sections 8, 9, 10 and 12 of this Agreement will survive
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the termination of this Agreement

     13.8   Severability.  In the event that any provision contained in this
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Agreement should, for any reason, be held to be invalid or unenforceable in any respect, such unenforceable provisions shall be reduced in scope or duration to the extent necessary in order to make the same enforceable.

     13.9   Public Announcements.  Neither party will issue any press release,
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advertising or other public announcement concerning its relationship with the other party without the written approval of the other party. Such approval will not be unreasonably withheld or delayed. If there is no response in five (5) business days, such approval shall be deemed as granted.

     13.10  Compliance with Export Laws.  ISP understands that PDC is subject to
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regulation by agencies of the United States Government which prohibit export or diversion of certain products to certain countries, including Cuba, Haiti, Iraq, Libya, Yugoslavia, North Korea, Iran, and Syria. The ISP agrees that it will comply in all respects with the export and reexport restrictions applicable to the PD Service licensed hereunder.

     13.11  Relationship of Parties.  Neither this Agreement, nor any terms and
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conditions contained herein, may be construed as creating or constituting a partnership, joint venture or agency relationship.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

PLANET DIRECT CORPORATION                    ISP
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By:   /s/ Richard J. Orlando                 By:   /s/ Michael L. Williams
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Print Name:   Richard J. Orlando             Print Name: Michael L. Williams
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Title: Senior Vice President Sales           Title: Chief Operating Officer
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